UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2022

JAPAN SMALLER CAPITALIZATION FUND, INC.
(Exact name of registrant as specified in its charter)

Investment Company Act File Number:  811-05992

Maryland	13-3553469
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Worldwide Plaza
309 West 49th Street
New York, NY 10019
(Address of principal executive offices, including zip code)

1-800-833-0018
(Registrant’s telephone number, including area code)
(Former name  or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.10 per share	JOF	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	New Management Agreement.

(a)          On December 15, 2022, shareholders of Japan Smaller Capitalization Fund, Inc. (the “Fund”) approved a new Management Agreement between the Fund and Nomura Asset Management U.S.A. Inc. (the “Manager”) to reflect a new fee structure.  Under the new Management Agreement, the Fund will pay the Manager at the end of each calendar month a fee at the annual rate of 0.90% of the Fund’s average weekly net assets (i.e., the average weekly value of the total assets of the Fund, minus the sum of liabilities of the Fund) not in excess of $250 million and 0.80% of the Fund’s average weekly net assets in excess of $250 million.

Other than the new management fee structure, the new Management Agreement’s terms are substantially identical to the Management Agreement currently in effect.  The new Management Agreement is dated December 15, 2022 and will be effective on December 31, 2022.

A copy of the new Management Agreement is filed as Exhibit (g)(1) to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

(g)(1)	Management Agreement between the Fund and the Manager, dated December 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAPAN SMALLER CAPITALIZATION FUND, INC.

	By:	/s/ Amy J. Robles
Amy J. Robles
Treasurer, Principal Financial Officer

Date: December 20, 2022